Exhibit 99.1

FOR:	BROOKSTONE, INC.
CONTACT:	Philip Roizin
EVP of Finance and Administration
(603) 880-9500

FOR IMMEDIATE RELEASE

Brookstone Announces Second Quarter and Year to Date 2006 Financial Results

MERRIMACK, N.H., July 26, 2006 — Innovative product development company and specialty lifestyle retailer Brookstone, Inc. today announced financial results for the second quarter and year to date ended July 1, 2006. Results in this release relating to the Company’s Gardeners Eden brand are reflected as discontinued operations.

For the 13-week period ended July 1, 2006, Brookstone reported total net sales of $91.3 million, which is a 4.3 percent increase compared to the 13-week period ending July 30, 2005. Same-store sales for the 13-week period ended July 1, 2006 increased 1.0 percent from the comparable 13-week period ending July 2, 2005.

For the 26-week period ended July 1, 2006, Brookstone reported total net sales of $168.0 million, which is a 2.3 percent increase compared to the 26-week period ending July 30, 2005. Same-store sales for the 26-week period ended July 1, 2006 decreased 6.4 percent from the comparable 26-week period ending July 2, 2005.

Lou Mancini, Chief Executive Officer of Brookstone, said: “We’re encouraged by our performance in the second quarter of 2006, particularly our improving trend in same-store sales. We believe that the initiatives we’ve put in place, including a more appealing product mix and sales incentive programs, are beginning to positively impact sales. We have several important product launches planned for the third and fourth quarters, including certain exclusive OSIM healthy lifestyle products, and we believe these new introductions will contribute positively to the Company’s overall operations and financial performance.”

Brookstone ended the second quarter with approximately $24 million in cash and no cash borrowings under the Company’s asset-backed lending agreement.

In November of 2005, the Company changed its fiscal year end from the Saturday closest to the end of January to the Saturday closest to the end of December. As a result of this change, our presentations through the fourth quarter of 2006 will compare the new quarter end results with the historical results from the old quarter ends. We believe these period-to-period comparisons will be informative given the fact that while the seasonality of the business is skewed towards the Holiday selling season, both the old and new fiscal fourth-quarter periods will encompass the Holiday selling season.

On October 4, 2005, Brookstone, Inc. was acquired through a merger transaction with Brookstone Acquisition Corp., a Delaware corporation formed by OSIM International Ltd and affiliates of J.W. Childs Equity Partners III, L.P. and Temasek (Private) Capital Limited. As a result of the acquisition, Brookstone, Inc. became a privately held, wholly owned subsidiary of OSIM Brookstone Holdings, L.P., the general partner of which is OSIM Brookstone Holdings, Inc. and the majority shareholder of which is OSIM International Ltd.

On June 29, 2005, the Company announced its plans to sell its Gardeners Eden business, which currently consists of one Gardeners Eden store. As a result, commencing with the second quarter of Fiscal 2005, the Company began reflecting the results of operations from the Gardeners Eden business as a discontinued operation.

Brookstone, Inc. is an innovative product development and specialty lifestyle retail Company that operates 307 Brookstone Brand stores nationwide and in Puerto Rico. Typically located in high-traffic regional shopping malls and airports, the stores feature unique and innovative consumer products. The Company also operates one store under the Gardeners Eden Brand, and a Direct Marketing business that includes the Brookstone and Hard-to-Find Tools catalogs and an e-commerce website at http://www.brookstone.com.

# # #

Statements in this release which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (“Reform Act”) and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Statements about a possible sale or divestiture of its Gardeners Eden business constitute forward-looking statements. The Company may not be able to complete a divestiture on acceptable terms because of a number of factors, including failure to reach agreement with a purchaser. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

Brookstone, Inc.

Consolidated Statement of Operations

($ in thousands)

(Unaudited)

	Thirteen-weeks ended		Twenty-six weeks ended
	Successor	Predecessor	Successor	Predecessor
	July 1, 2006	July 30, 2005	July 1, 2006	July 30, 2005
Net sales	$91,322	$87,521	$168,031	$164,308
Cost of sales	66,410	63,027	127,351	120,653

Gross profit	24,912	24,494	40,680	43,655
Selling, general and administrative expenses	31,120	28,468	61,478	57,480

Loss from continuing operations	(6,208)	(3,974)	(20,798)	(13,825)
Interest (income) expense, net	6,178	(87)	11,977	(103)

Loss before taxes, other party interests in consolidated entities and discontinued operations	(12,386)	(3,887)	(32,775)	(13,722)
Other party interests in consolidated entities	359	247	646	506

Loss before taxes and discontinued operations	(12,745)	(4,134)	(33,421)	(14,228)
Income tax benefit	(1,859)	(1,575)	(11,513)	(5,470)

Loss from continuing operations	(10,886)	(2,559)	(21,908)	(8,758)
Discontinued operations, net of tax	(76)	(3,190)	(318)	(3,770)

Net loss	$(10,962)	$(5,749)	$(22,226)	$(12,528)

Brookstone, Inc.

Condensed Consolidated Balance Sheet

($ in thousands)

(Unaudited)

	Successor		Predecessor
	July 1, 2006	December 31, 2005	July 30, 2005
Current Assets:
Cash and cash equivalents	$23,604	$76,326	$46,613
Receivables, net	9,663	10,906	7,923
Merchandise inventories	73,776	75,716	75,879
Deferred income taxes, net	16,704	4,947	12,271
Prepaid expenses	9,003	9,117	7,315

Total current assets	132,750	177,012	150,001

Deferred income taxes, net	—	—	5,228
Property, plant and equipment, net	74,631	76,328	74,362
Intangible assets, net	131,813	132,271	—
Goodwill	192,453	192,453	—
Other assets	17,300	19,363	3,213

Total assets	$548,947	$597,427	$232,804

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$12,562	$22,012	$12,076
Other current liabilities	41,098	54,714	29,224

Total current liabilities	53,660	76,726	41,300
Other long term liabilities	19,700	18,962	22,668
Long term debt	190,551	190,849	8,308
Deferred income taxes	43,430	43,392	—

Commitments and Contingencies
Other party interests in consolidated entities	1,296	1,176	1,004
Total shareholders’ equity	240,310	266,322	159,524

Total liabilities and shareholders’ equity	$548,947	$597,427	$232,804

# # #

EBITDA

EBITDA is a financial measure used by management of the Company and which management believes provide useful information to investors regarding the Company’s results of operations because such measure assists in analyzing the operating performance of the Company and its ability to service debt. We define EBITDA as net income (loss) plus interest expense, depreciation, amortization and income taxes. Other companies may define EBITDA differently, and as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA should not be considered alternatives to net income, operating income or any other measure of performance or liquidity presented in accordance with GAAP. For the thirteen-week and twenty-six week periods ended July 1, 2006 and July 30, 2005, EBITDA, reconciled to our reported net income for such periods, are as follows:

	Successor	Predecessor
	Thirteen weeks ended July 1, 2006	Thirteen weeks ended July 30, 2005
Net loss – as reported	$(10,962)	$(5,749)
Add: Income tax benefit	(1,896)	(3,614)
Add: Interest expense	6,526	391
Add: Depreciation and amortization	3,356	3,450

EBITDA	$(2,976)	$(5,522)

	Successor	Predecessor
	Twenty-six weeks ended July 1, 2006	Twenty-six weeks ended July 30, 2005
Net loss – as reported	$(22,226)	$(12,528)
Add: Income tax benefit	(11,686)	(7,912)
Add: Interest expense	12,971	836
Add: Depreciation and amortization	6,626	6,908

EBITDA	$(14,315)	$(12,696)